                                                                                  APPENDIX

                                         Carolina Power & Light Company
                                   (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                      (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                March 31, 1996


   STATEMENTS OF INCOME
                                                                      Three Months Ended       Twelve Months Ended
                                                                            March 31                 March 31
   (In thousands except per share amounts)                              1996        1995        1996         1995
   -----------------------------------------------------------------------------------------------------------------

   Operating Revenues                                               $  783,585   $ 728,238  $3,061,899   $2,860,367
   -----------------------------------------------------------------------------------------------------------------

   Operating Expenses
     Operation - fuel                                                  137,566     133,271     534,107      515,748
                 purchased power                                       105,989      93,659     422,270      396,419
                 other                                                 122,356     127,078     536,725      536,232
     Maintenance                                                        47,044      40,755     202,874      200,529
     Depreciation and amortization                                      92,478      90,275     366,730      382,953
     Taxes other than on income                                         38,564      38,920     143,687      142,025
     Income tax expense                                                 77,095      61,416     274,903      202,453
     Harris Plant deferred costs, net                                    8,065       6,605      29,588       26,456
   -----------------------------------------------------------------------------------------------------------------
           Total Operating Expenses                                    629,157     591,979   2,510,884    2,402,815
   -----------------------------------------------------------------------------------------------------------------
   Operating Income                                                    154,428     136,259     551,015      457,552
   -----------------------------------------------------------------------------------------------------------------

   Other Income
     Allowance for equity funds used during construction                 1,035         913       3,472        4,724
     Income tax credit                                                   4,413       3,290      19,664        9,131
     Harris Plant carrying costs                                         1,809       2,219       7,886        9,410
     Interest income                                                     1,134       2,588       7,226       15,863
     Other income, net                                                   6,199       4,021      11,244       23,124
   -----------------------------------------------------------------------------------------------------------------
           Total Other Income                                           14,590      13,031      49,492       62,252
   -----------------------------------------------------------------------------------------------------------------
   Income Before Interest Charges                                      169,018     149,290     600,507      519,804
   -----------------------------------------------------------------------------------------------------------------

   Interest Charges
     Long-term debt                                                     44,676      46,593     185,480      183,108
     Other interest charges                                              6,912       6,028      26,781       17,896
     Allowance for borrowed funds used during construction                (916)     (1,364)     (4,670)      (3,576)
   -----------------------------------------------------------------------------------------------------------------
            Net Interest Charges                                        50,672      51,257     207,591      197,428
   -----------------------------------------------------------------------------------------------------------------
   Net Income                                                          118,346      98,033     392,916      322,376
   Preferred Stock Dividend Requirements                                (2,402)     (2,402)     (9,609)      (9,609)
   -----------------------------------------------------------------------------------------------------------------
   Earnings for Common Stock                                        $  115,944   $  95,631  $  383,307   $  312,767
   =================================================================================================================

   Average Common Shares Outstanding (Note 4)                          143,625     147,270     145,329      148,738
   Earnings per Common Share (Note 4)                               $     0.81   $    0.65  $     2.64   $     2.10
   Dividends Declared per Common Share                              $    0.455   $   0.440  $    1.790   $    1.730

   .................................................................................................................
   See Supplemental Data and Notes to Financial Statements.
